This Instrument Prepared By:

/s/Christie D. Cannon
Christie D. Cannon
Delmarva Power & Light Company
Mailstop 92DC42
500 N. Wakefield Drive
Newark, DE 19702-5440

DELMARVA POWER & LIGHT COMPANY

TO

THE BANK OF NEW YORK MELLON,
Trustee.

ONE HUNDRED AND TWENTY-FOURTH SUPPLEMENTAL
INDENTURE

Dated as of January 1, 2020
(but executed on the dates shown on the execution page)

This ONE HUNDRED AND TWENTY-FOURTH SUPPLEMENTAL INDENTURE, dated as of the first day of January, 2020 (but executed on the dates hereinafter shown), made and entered into by and between DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia, hereinafter called the Company and THE BANK OF NEW YORK MELLON, a New York banking corporation, hereinafter called the Trustee;

WITNESSETH:

WHEREAS, the Company heretofore executed and delivered its Indenture of Mortgage and Deed of Trust (hereinafter in this One Hundred and Twenty-Fourth Supplemental Indenture called the “Original Indenture”), dated as of October 1, 1943, to The New York Trust Company, a corporation of the State of New York, as Trustee, to which The Bank of New York Mellon is successor Trustee, to secure the First Mortgage Bonds of the Company, unlimited in aggregate principal amount and issuable in series, from time to time, in the manner and subject to the conditions set forth in the Original Indenture granted and conveyed unto the Trustee, upon the trusts, uses and purposes specifically therein set forth, certain real estate, franchises and other property therein described, including property acquired after the date thereof, except as therein otherwise provided; and

WHEREAS, the Original Indenture has been supplemented by one hundred and twenty-three supplemental indentures specifically subjecting to the lien of the Original Indenture as though included in the granting clause thereof certain property in said supplemental indentures specifically described and amending and modifying the provisions of the Original Indenture (the Original Indenture, as amended, modified and supplemented by all of the indentures supplemental thereto, including this One Hundred and Twenty-Fourth Supplemental Indenture, is hereinafter in this One Hundred and Twenty-Fourth Supplemental Indenture called the “Indenture”); and

WHEREAS, the execution and delivery of this One Hundred and Twenty-Fourth Supplemental Indenture has been duly authorized by Unanimous Written Consent of the Board of Directors of the Company, and all conditions and requirements necessary to make this One Hundred and Twenty-Fourth Supplemental Indenture a valid, binding and legal instrument in accordance with its terms, for the purposes herein expressed, and the execution and delivery hereof, have been in all respects duly authorized; and

WHEREAS, it is provided in and by the Original Indenture, inter alia, as follows:

“IT IS HEREBY AGREED by the Company that all the property, rights and franchises acquired by the Company after the date hereof (except any hereinbefore or hereinafter expressly excepted) shall (subject to the provisions of Section 9.01 hereof and to the extent permitted by law) be as fully embraced within the lien hereof as if such property, rights and franchises were now owned by the Company and/or specifically described herein and conveyed hereby;”

and

WHEREAS, the Company has acquired certain other property, real, personal and mixed, which heretofore has not been specifically conveyed to the Trustee;

NOW, THEREFORE, this ONE HUNDRED AND TWENTY-FOURTH SUPPLEMENTAL INDENTURE WITNESSETH that for and in consideration of the premises and in pursuance of the provisions of the Indenture, the Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto the Trustee and to its successors in the trust in the Indenture created, to its and their assigns forever, all the following described properties of the Company, and does confirm that the Company will not cause or consent to a partition, either voluntary or through legal proceedings, of property, whether herein described or heretofore or hereafter acquired, in which its ownership shall be as tenant in common, except as permitted by, and in conformity with, the provisions of the Indenture and particularly of Article IX thereof:

MARYLAND
Dorchester County

Property Name	Instrument Date	Deed Records		Tax Map No.
		Liber	Folio
Jacktown Substation Purchase of 0.56 acres of land located 2927 Ocean Gateway, Cambridge, MD 21613	12/16/2019	1553	431	Tax Map 0042 Parcel 0278

MARYLAND
Queen Anne’s County

Property Name	Instrument Date	Deed Records		Tax Map No.
		Liber	Folio
Narrows Substation Purchase of 15.968 acres of land located Dream Farm Lane, Chester, MD 21619	12/30/2019	3233	56	Was part of Tax Map 0057 Parcel 0068 Have not assigned a new tax number yet

MARYLAND
Worcester County

Property Name	Instrument Date	Deed Records		Tax Map No.
		Liber	Folio
Culver Substation Purchase of 1.54 acres (Lot 1B = .849 acres and Lot 1 = 150’ x 200’) of land located 12831 Old Bridge Road & R707 Highway (Lot 1B), W Ocean City, MD 21842	11/21/2019	7543	43	Tax Map 0027 Parcels 596 and 219

Together with all other property, real, personal and mixed, tangible and intangible (except such property as in said Indenture expressly excepted from the lien and operation thereof), acquired by the Company on or prior to December 31, 2019, and not heretofore specifically subjected to the lien of the Indenture.

Also without limitation of the generality of the foregoing, the easements and rights-of-way and other rights in or relating to real estate or the occupancy of the same owned by the Company, and whether used or not used in connection with the Company’s operations, which are conveyed to the Company and recorded in the following Real Property Deed Records to which reference is made for a more particular description, to wit:

DELAWARE
New Castle County

Instrument Date	Deed Records	Tax ID No.
10/16/18	20190417-0028083	26-049.00-025
10/29/18	20190417-0028086	26-006.20-041
10/29/18	20190417-0028086	26-006.20-041
10/31/18	20190830-0068766	07-042.10-055
11/27/18	20190213-0010999	08-046.00-008
12/06/18	20190213-0010997	07-022.00-037
12/06/18	20190417-0028084	26-057.00-011
12/17/18	20190213-0010998	13-010.00-002
01/10/19	20190213-0010996	15-010.00-168
01/29/19	20190417-0028082	13-008.11-098
02/25/19	20190417-0028085	10-005.30-111
03/28/19	201901417-028079	14-008.00-046
03/28/19	20190417-0028080	15-007.00-076
04/09/19	20190417-0028081	14-016.00-278
04/15/19	20190503-0033210	08-016.00-032, 08-017.00-124, 08-017.00-026
04/17/19	20190503-0033206	08-009.00-016
04/26/19	20190503-0032620	09-029.20-006
05/02/19	20190604-0041712	14-018.00-073
05/22/19	20190726-0057674	26-049.00-029, 26-049.00-039
05/28/19	20190712-0053498	26-049.00-003
05/30/19	20190726-0057673	19-004.00-766, 19-004.00-801, 19-004.00-802
06/14/19	20190712-0053497	08-08.00-068
06/25/19	20190723-0056070	08-029.10-035
07/18/19	20190830-0068764	15-026.00-090
07/23/19	20190905-0070093	11-033.00-307, 308, 309

07/29/19	20190905-0070094	15-020.00-072
07/29/19	20190905-0070096	22-009.00-168, 170, 176, 177, 179, 185
07/31/19	20190830-0068765	10-014.00-002
08/07/19	20190905-0070095	22-009.00-157 & others
08/20/19	20190918-0074476	06-051.00-014
08/28/19	20191227-0105731	10-009.00-007
08/29/19	20190919-0075095	14-015.00-002
09/19/19	20191008-0080569	11-015.10-105 & others
09/20/19	20191008-0080569	11-014.40-121
09/25/19	20191018-0083706	26-035.20-098
10/08/19	20191105-0088980	080-42.00-038
10/25/19	20191119-0093828	09-016.00-033 & 035
Instrument Date	Deed Records	Tax ID No.
11/11/19	20191226-0105408	10-028.00-015
11/11/19	20191213-0101789	20-004.00-024
11/18/19	20191213-0101790	10-006.00-018
12/02/19	20191227-0105723	09-016.00-013
12/02/19	20191226-0105409	10-013.00-013
12/03/19	20191227-0105722	09-016.00-041
12/03/19	20191227-0105721	09-016.00-042 & 043
12/12/19	20200108-0002251	14-019.00-228

DELAWARE
Sussex County

Instrument Date	Deed Records		Tax ID No.
	Book	Page
05/22/17	5028	91	134-5.00-222.00
07/31/17	5028	94	134-5.00-223.00
12/04/18	5001	31	532-13.00-37.00
12/06/18	5001	34	132-6.00-83.01
12/26/18	5000	282	532-20.00-87.06
12/27/18	5000	285	532-20.00-87.00 532-20.00-87.01 532-20.00-87.02 Lots 1-3
01/15/19	5042	201	134-9.00-88.00
01/30/19	5018	190	532-4.00-31.00
03/09/19	5028	97	233-16.00-26.00
03/14/19	5042	199	232-12.00-105.00
03/21/19	5042	190	133-7.00-4.00
05/29/19	5116	307	135-19.00-21.00
06/10/19	5103	251	334-13.19-84.00
06/10/19	5103	248	334-13.19-85.00
07/31/19	5103	254	334-06.00-144.01
08/06/19	5103	245	134-13.00-13.00
08/22/19	5117	327	532-23.00-1.04
09/10/19	5133	298	235-20.08-56.02
09/26/19	5132	54	523-23.00-1.00
10/11/19	5139	191	532-22.00-52.02
10/14/19	5161	115	134-20.08-114.00
11/05/19	5160	177	235-30.00-18.00
11/11/19	5169	42	134-12.00-419.01
11/25/19	5169	35	334-12.00-57.07

DELAWARE
Kent County

Instrument Date	Deed Records		Tax ID No.
	Instrument Number
12/17/18	9447	86	8-00-13900-01-4102-00001
12/17/18	9447	118	8-00-13900-01-4103-00001
12/20/2018	9447	83	8-00-13900-01-4104-00001
12/20/2018	9447	89	8-00-13900-01-4105-00001
02/14/19	9480	111	8-00-11400-01-0404-00001

MARYLAND
Caroline County

Instrument Date	Deed Records		Map	Parcel
	Book	Page
06/10/19	1373	359	46	06/10/19
12/05/19	1395	204	865	12/05/19

MARYLAND
Cecil County

Instrument Date	Deed Records		Map	Parcel
	Book	Page
05/29/18	4385	415	296
12/27/18	4351	28	63	6
12/27/18	4351	26	63	5
12/27/18	4351	30	469
01/09/19	4351	32	505
01/25/19	4357	11	556	15B
03/13/19	4385	417	280
03/19/19	4385	419	82
03/27/19	4385	423	170
03/28/19	4385	425	169
04/02/19	4385	421	102
04/16/19	4393	494	8
04/16/19	4394	48	11
04/16/19	4394	317	113
05/20/19	4421	375	15
06/13/19	4421	378	175
07/18/19	4439	306	442
07/31/19	4446	210	283
08/01/19	4456	197	197
08/16/19	4456	235	144

Instrument Date	Deed Records		Map	Parcel
	Book	Page
08/30/19	4466	314	28	4
08/30/19	4466	311	28	5
09/09/19	4466	357	592
09/27/19	4482	380	1447
10/09/19	4487	221	1447	1
11/01/19	4515	312	1314	7
11/12/19	4507	381	352	37A, 37B
11/22/19	4515	308	1314	6
12/06/19	4515	315	219

MARYLAND
Dorchester County

Instrument Date	Deed Records		Map	Parcel
	Liber	Folio
01/25/19	1515	254	16
04/24/19	1519	365	46
04/30/19	1519	362	138
06/02/19	1536	173	23
06/17/19	1525	388	8
06/17/19	1525	390	154
06/17/19	1526	288	157
06/19/19	1526	290	183
07/02/19	1528	34	27
07/03/19	1528	56	163
07/08/19	1528	60	30
07/10/19	1528	54	55
07/10/19	1528	58	198	4
07/12/19	1532	153	91
07/22/19	1532	148	283
07/24/19	1532	151	92
07/29/19	1534	1	61
07/29/19	1533	388	213	1,2,3
09/19/19	1541	433	112
10/15/19	1544	357	110
12/04/19	1553	228	182
12/12/19	1553	231	24

MARYLAND
Harford County

Instrument Date	Deed Records		Map	Parcel
	Liber	Folio
12/07/18	13152	60	288	5
12/12/18	13232	480	190
09/13/19	13539	110	48
10/01/19	13529	403	301	6

MARYLAND
Kent County

Instrument Date	Deed Records		Map	Parcel
	Liber	Folio
01/11/19	983	171	18
02/13/19	993	211	24
02/13/19	993	213	28
04/09/19	994	186	3
04/11/19	994	189	19	1
06/05/19	1004	3	9
11/15/19	1031	247	35

MARYLAND
Queen Anne’s County

Instrument Date	Deed Records		Map	Parcel	Lot
	Liber	Folio
02/08/19	3041	128	058D	87	1&2
09/29/19	3199	8	56	176
10/21/19	3198	195	57	35
11/08/19	3212	118	67	16	2
11/11/19	3212	93	058F	819	1
11/12/19	3225	78	48	67	1,2,3
12/04/19	3225	81	76	56	2-F-7
12/04/19	3225	84	76	56	2-F-8
12/04/19	3225	87	76	56	2-F-9
12/11/19	3224	195	28	149	1

MARYLAND
Wicomico County

Instrument Date	Deed Records		Map	Parcel	Lot
	Liber	Folio
12/11/18	4420	390	38	15
12/11/18	4426	472	41	173
01/07/19	4423	14	30	81
01/23/19	4427	32	32	102
01/23/19	4427	487	32	129
02/13/19	4436	116	5	13
02/19/19	4445	27	28	13
02/22/19	4445	31	49	221	1&2
02/27/19	4445	33	027A	169
06/12/19	4484	96	119	251	25-112
07/30/19	4508	486	37	66
09/13/19	4529	193	39	457
11/01/19	4552	183	102	33	33A
11/02/19	4552	180	39	209
11/18/19	4559	144	21	92
12/11/19	4566	290	110	2432	11AA

MARYLAND
Worcester County

Instrument Date	Deed Records		Map	Parcel	Lot
	Liber	Folio
02/08/19	3041	128	058D	87	1&2
12/06/18	7362	372	93	26
01/03/19	7362	369	73	123
01/24/19	7403	124	55	16
01/30/19	7403	121	117	6105A
02/01/19	7403	118	27	512
03/03/19	7415	456	9	370
03/22/19	7422	269	19	72
04/02/19	7415	362	20	291	2B2
05/19/19	7439	15	20	122
06/18/19	7457	332	464	27
07/09/19	7471	211	19	127
07/11/19	7462	423	116	1861A
07/18/19	7487	152	110	3942
09/04/19	7519	434	116	5966A
09/27/19	7514	208	10	218
10/04/19	7527	32	71	71
10/11/19	7543	273	29	5
10/30/19	7545	452	26	463

Instrument Date	Deed Records		Map	Parcel	Lot
	Liber	Folio
11/06/19	7554	332	14	256
11/07/19	7554	336	14	96

The following is a schedule of bonds issued under the Eighty-Eighth Supplemental Indenture and Credit Line Deed of Trust, effective as of October 1, 1994, that can be designated as First Mortgage Bonds, Series I, which may also be designated as Secured Medium Term Notes, Series I; and First Mortgage Bonds, Pledged Series I.

First Mortgage Bonds, Series I/Secured Medium Term Notes, Series I

Issuance Date        Tranche            Maturity        Principal

06/19/95        7.71% Bonds             06/01/25        $100,000,000

06/19/95        6.95% Amortizing Bonds    06/01/08        $  25,800,000

11/25/08        6.40% Bonds            12/01/13        $250,000,000

First Mortgage Bonds, Pledged Series I

Issuance Date        Tranche            Maturity        Principal

10/12/94        1994                10/01/29        $  33,750,000

Total Bonds Issued:                                $409,550,000

As supplemented and amended by this One Hundred and Twenty-Fourth Supplemental Indenture, the Original Indenture and all indentures supplemental thereto are in all respects ratified and confirmed and the Original Indenture and the aforesaid supplemental indentures and this One Hundred and Twenty-Fourth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

This One Hundred and Twenty-Fourth Supplemental Indenture shall be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

The recitals of fact contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

The debtor and its mailing address are Delmarva Power & Light Company, Mailstop 92DC42, 500 N. Wakefield Drive, Newark, Delaware 19702-5440. The secured party and its address, from which information concerning the security interest hereunder may be obtained, is The Bank of New York Mellon, 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262, Attn: Corporate Trust Administration.

The Company acknowledges that it received a true and correct copy of this One Hundred and Twenty-Fourth Supplemental Indenture.

This One Hundred and Twenty-Fourth Supplemental Indenture is executed and delivered pursuant to the provisions of Section 5.11 and paragraph (a) of Section 17.01 of the Indenture for the purpose of conveying, transferring and assigning to the Trustee and of subjecting to the lien of the Indenture with the same force and effect as though included in the granting clause thereof the above described property so acquired by the Company on or prior to the date of execution, and not heretofore specifically subject to the lien of the Indenture; but nothing contained in this One Hundred and Twenty-Fourth Supplemental Indenture shall be deemed in any manner to affect (except for such purposes) or to impair the provisions, terms and conditions of the Original Indenture, or of any indenture supplemental thereto and the provisions, terms and conditions thereof are hereby expressly confirmed.

[Signatures on following pages]

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in its name and behalf by its Senior Vice President, and its corporate seal to be hereunto affixed and attested by its Assistant Secretary and the Trustee has caused this instrument to be signed in its name and behalf by a Vice President and its corporate seal to be hereunto affixed and attested by an authorized officer, effective as of the 1st day of January, 2020.

DELMARVA POWER & LIGHT COMPANY

Date of Execution            By    /s/Wendy E. Stark

March 18, 2020	Wendy E. Stark
Senior Vice President, Legal and Regulatory Strategy, and General Counsel

Attest:

/s/Brian Buck
Brian Buck
Assistant Secretary

DISTRICT OF COLUMBIA    ) SS

BE IT REMEMBERED that as of the 18th day of March, 2020, personally came before me, a notary public for the District of Columbia, Wendy E. Stark, Senior Vice President of DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia (the “Company”), party to the foregoing instrument, known to me personally to be such, and acknowledged the instrument to be her own act and deed and the act and deed of the Company; that her signature is in her own proper handwriting; that the seal affixed is the common or corporate seal of the Company; and that her act of signing, sealing, executing and delivering such instrument was duly authorized by resolution of the Board of Directors of the Company.

GIVEN under my hand and official seal the day and year aforesaid.

/s/Denise J. Wojcik
Notary Public, District of Columbia
My commission expires     0/14/2023    .
[SEAL]

THE BANK OF NEW YORK MELLON,
as Trustee

Date of Execution            By    /s/David M. Babich
March 31, 2020                    David M. Babich
Authorized Signatory

Attest:

/s/Michael S. Thompson
Michael S. Thompson
Authorized Signatory

STATE OF PENNSYLVANIA    )
) SS.
COUNTY OF ALLEGHENY    )

BE IT REMEMBERED that as of the 31st day of March, 2020, personally came before me, a Notary Public for the State of Pennsylvania, David M. Babich, Authorized Signatory of THE BANK OF NEW YORK MELLON, a New York banking corporation (the “Trustee”), party to the foregoing instrument, known to me personally to be such, and acknowledged the instrument to be his own act and deed and the act and deed of the Trustee; that his signature is his own proper handwriting; that the seal affixed is the common or corporate seal of the Trustee; and that his act of signing, sealing, executing and delivering said instrument was duly authorized by resolution of the Board of Directors of the Trustee.

GIVEN under my hand and official seal the day and year aforesaid.

/s/Dennis L. Mack

Commonwealth of Pennsylvania – Notary Seal Dennis L. Mack, Notary Public Allegheny County My commission expires October 15, 2022 Commission Number 1341667
Member, Pennsylvania Association of Notaries

CERTIFICATE OF RESIDENCE

THE BANK OF NEW YORK MELLON, successor Trustee to the Trustee within named, hereby certifies that it has a residence at 240 Greenwich Street, in the Borough of Manhattan, in The City of New York, in the State of New York.

THE BANK OF NEW YORK MELLON

By    /s/David M. Babich
David M. Babich
Authorized Signatory

Certification

This document was prepared under the supervision of an attorney admitted to practice before the Court of Appeals of Maryland, or by or on behalf of one of the parties named in the within instrument.

Christie D. Cannon